UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 10, 2009

CHINA SHEN ZHOU MINING & RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	033-03385-LA	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043
(Address of principal executive offices)

86-010-8890-6927
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Chief Financial Officer and Appointment of New Chief Financial Officer

On March 7, 2009, Mr. Hu Ye resigned from the position of Chief Financial Officer of China Shen Zhou Mining & Resources, Inc. (the “Company”). Mr. Ye did not have any disagreements with the Company prior to his resignation.

On March 7, 2009, Mr. Jiu Zhang was appointed Interim Chief Financial Officer (“Interim CFO”) of the Company. Mr. Zhang is a Senior Economist and has over 15－year experience in financing and investment. From August 2004 to December 2008, he served as Chief Financial Officer and Vice General Manager of Zhong Xing Company. From January 2001 to August 2004, he served as Chief Financial Officer of Tianjin Olympic Garden Investment Limited of China Sport Industry Group Co. LTD. From July 1993 to December 2000, Mr. Zhang performed finance and investment work at Financing Company of China National Nonferrous Metals Industrial Corporation,   as a  director of investment. Mr. Zhang has a master of arts in economics from the Xi’an Finance and Economics College in China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGISTRANT:

China Shen Zhou Mining & Resources, Inc.

Date: March 10, 2009	By:	/s/ Xiaojing Yu
Xiaojing Yu,
Chief Executive Officer